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                                                                  EXHIBIT 23(c)





                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 33-00000) pertaining to the Consulting Agreement dated as of April 16, 1996 by and between Creative Learning Products, Inc. and Lee Rosen and to the incorporation by reference therein of our report dated October 28, 1994, with respect to the consolidated financial statements of Creative Learning Products, Inc. included in its Annual Report (form 10-KSB) for the year ended May 31, 1995, filed with the Securities and Exchange Commission.



                                                        /s/ ERNST & YOUNG LLP



Princeton, New Jersey
June 5, 1996